INVESTOR UPDATE Q1 2023 © 2023 Kite Realty Group | kiterealty.com

Q1 2023 INVESTOR UPDATE 2 Note: Unless otherwise indicated, the source of all Company data is publicly available information that has been or will filed with the Securities and Exchange Commission for the period ending March 31, 2023. 1. As of April 28, 2023. 2. Assets with a grocery component include centers with a big box wine and spirits store. KRG Overview 1960 / 2004 Founded / IPO KRG NYSE $4.5B Market Cap1 $7.6B Enterprise Value1 181 Operating Retail Properties 29M Total Owned Retail GLA (SF) 94.8% Retail Portfolio Percent Leased $20.04 Annualized Base Rent (ABR) per SF 5.3x Net Debt to Adjusted EBITDA 76% ABR from Assets with a Grocery Component2 67% ABR in Sun Belt Markets 60% ABR from Community and Neighborhood Centers BBB Fitch Credit Rating SOUTHLAKE TOWN SQUARE Dallas / Fort Worth, TX MSA

Q1 2023 INVESTOR UPDATE 3 ONE LOUDOUN DOWNTOWN Washington D.C., VA MSA KRG’s Strategic Advantages  Best-in-Class Operating Platform  Operating margins and metrics well above open-air retail sector averages  Management team has deep experience operating open-air real estate  Flexible and Durable Balance Sheet  Low leverage with manageable near-term maturities  Over $1.0B of available liquidity and minimal near- term capital commitments  High-Quality Sun Belt Portfolio  Primarily concentrated in Sun Belt markets with select strategic gateway market presence  Predominantly focused on grocery-anchored neighborhood and community centers along with vibrant mixed-use and lifestyle assets

Q1 2023 INVESTOR UPDATE 4 Q1 2023 NAREIT FFO $0.51 Outperformed consensus1 by $0.04 largely driven by lower than expected bad debt and higher levels of overage rent Same Property NOI2 6.5% Increased occupancy and overage rent drove outsized SSNOI growth Total Leasing Volume 831K SF Healthy leasing volume continues at extremely strong spreads Anchor / Shop Leased % 97.4% / 89.8% Leased percentages increased year-over-year by 130 bps for anchors and 130 bps for shops Leased-to-Occupied Spread 270 bps Spread represents $30M of NOI, of which ~79% will come online in 2023 $15.53 $16.07 $16.84 $17.83 $18.42 $19.36 $20.02 $20.04 2016 2017 2018 2019 2020 2021 2022 Q1 2023 ABR PSF 7.0x 6.9x 6.7x 5.9x 6.8x 6.0x 5.2x 5.3x 2016 2017 2018 2019 2020 2021 2022 Q1 2023 NET DEBT TO ADJUSTED EBITDA 1. Source data is from FactSet as of April 28, 2023. 2. Excludes significant prior period expense recoveries and adjustments, if any. First Quarter Highlights

Q1 2023 INVESTOR UPDATE 5 Key assumptions at the midpoint:  Same property NOI growth range of 2.25% - 3.25%, which represents a 25-basis point increase at the midpoint  Full-year bad debt assumption of 1.15% of total revenues, which represents a 10-basis point decrease at the midpoint  Additional disruption related to Bed Bath & Beyond and Party City of 0.75% of total revenues ($0.03 of NAREIT FFO guidance at the midpoint), of which approximately 70 basis points is related to the balance of 2023 and assumes no additional revenue from Bed Bath & Beyond  Transaction activity is expected to be earnings neutral  Prior period collection impact will not be included as an adjustment to 2023 NAREIT FFO 2023 NAREIT FFO GUIDANCE LOW HIGH Net income $0.05 $0.11 Depreciation and amortization $1.87 $1.87 NAREIT FFO $1.92 $1.98 2023 FFO GUIDANCE BRIDGE AT THE MIDPOINT MID Original 2023 NAREIT FFO guidance midpoint $1.92 Same property NOI growth $0.01 Regal Theater Negotiation $0.01 Non-cash rent $0.01 2023 NAREIT FFO guidance midpoint $1.95 2023 Guidance

Q1 2023 INVESTOR UPDATE 6Note: Market data as of April 28, 2023, and source data is from FactSet. More Room To Run At A Compelling Entry Point  KRG has outperformed the open-air retail peer group over the trailing 3 and 5 years  Despite the relative outperformance, KRG’s valuation represents a compelling entry point for shareholders with significant upside -4% -7% -11% -15% -16% -23% -24% -31% -35% KRG PECO REG FRT BRX SITC KIM ROIC AKR TTM TOTAL RETURN 15.3x 15.1x 13.8x 12.3x 12.2x 11.0x 10.8x 10.8x 10.6x FRT REG PECO KIM ROIC AKR SITC KRG BRX 2023 CONSENSUS FFO MULTIPLE -2% -14% -17% -18% -19% -21% -27% -29% -32% PECO REG BRX FRT KIM KRG ROIC SITC AKR CONSENSUS NAV PREMIUM / (DISCOUNT) 145% 145% 122% 109% 73% 52% 46% 24% 85% 25% 83% 67% 28% -12% 3% -32% KRG SITC BRX KIM REG ROIC FRT AKR 3-YEAR TOTAL RETURN 5-YEAR TOTAL RETURN Strong Relative Performance… …at a Compelling Entry Point 3- Y EA R 5- Y EA R

Q1 2023 INVESTOR UPDATE 7 Significant Upside Potential • We believe the market is currently mispricing KRG, using the NAV components laid out on page 17 of KRG’s 1Q’23 supplemental • Potential NAV includes NOI and estimated leasing costs for the $30M signed-not-open (SNO) pipeline and assumes an 80% retention ratio on $36.8M of expiring ABR in 2023 • The upside potential with a $30M SNO pipeline is significant and current valuation levels are not giving KRG credit for future growth, even when excluding additional lease-up NAV COMPONENTS AS OF 1Q’23 In-Place NAV Components Potential NAV Components Annualized Portfolio Cash NOI $592M $614M Other Assets Value $226M $226M Midpoint Value of Entitled Land Bank2 $153M $153M Liabilities ($3,477M) ($3,574M) Shares 222M 222M Note: These are hypothetical NAV growth and cap rates. KRG is not representing it can achieve these results or that a third party would ascribe a similar cap rate to the portfolio. 1. Assumes a stock price of $20.72 as of April 28, 2023. 2. Includes the midpoint value of KRG’s entitled land bank stated on page 22. CAP RATE 5.75% 6.25% 6.75% POTENTIAL NAV $33.69 $29.84 $26.57 POTENTIAL PRICE RETURN1 63% 44% 28% Potential NAV

Q1 2023 INVESTOR UPDATE 8 69.8% 74.4% Peer Average KRG - 1Q'23 RETAIL NOI MARGIN Note: Peer group includes AKR, BRX, FRT, KIM, PECO, REG, ROIC and SITC. Source of all peer data is from 4Q 2022 supplemental disclosures, except KIM, ROIC and SITC data is from 1Q 2023 supplemental disclosures. 1, “Recovery Ratios” are computed by dividing tenant reimbursements by the sum of recoverable operating expense and real estate tax expense. Efficient Operators 77.0% 87.2% Peer Average KRG - 1Q'23 RETAIL RECOVERY RATIO 9.4% 11.9% Peer Average KRG - 1Q'23 BLENDED CASH SPREADS (TTM) 8.3% 6.5% Peer Average KRG - 1Q'23 G&A AS A % OF TOTAL REVENUE 1

Q1 2023 INVESTOR UPDATE 9 Notes: Source of all peer data is from 4Q 2022 supplemental disclosures, except KIM, ROIC and SITC data is from 1Q 2023 supplemental disclosures. Balance Sheet Snapshot 5.3x Net Debt + Preferred / Adjusted EBITDA 5.2x Debt Service Coverage Ratio $1.0B Liquidity 4.37% Weighted Average Interest Rate 96% Unencumbered NOI as a % of Total NOI 89% Fixed Rate Debt BBB Fitch Baa3 Moody’s BBB- S&P 5.0x 5.3x 5.3x 5.8x 6.2x 6.3x 6.4x 6.7x 7.5x REG KRG PECO SITC KIM FRT BRX ROIC AKR NET DEBT + PREFERRED / ADJUSTED EBITDA

Well Staggered Maturity Ladder

- In the first quarter, repaid 5 mortgages with an aggregate principal balance of $161.5 million with proceeds from the revolving line of credit and cash on hand
- Subsequent to quarter end, closed a $95.1 million 10-year mortgage secured by the One Loudoun Residential joint venture project and used the proceeds to repay a portion of KRG's $1.1 billion revolving line of credit balance to $68.5 million

Debt Maturity Profile as of May 1, 2023

($ in M)



15% of Total Debt Outstanding
$95
$28
2023
$4
$120
$150
2024
$430
$12
2025
$150
$400
2026
$69
$250
$23
2027
$10
$250
$100
2028
$300
$100
2029
$400
$7
2030
$10
2031
$19
$99
2032+
Mortgage Debt
Unsecured Debt
Unsecured Term Loans
Line of Credit
JV Debt

1. Fixed rate debt includes the portion of variable rate debt that has been hedged by interest rate swaps. As of March 31, 2023, $820 million in variable rate debt is hedged to a fixed rate for a weighted average of 2.4 years.
2. Variable rate debt includes the portion of fixed rate debt that has been hedged by interest rate swaps. As of March 31, 2023, $155 million in fixed rate debt is hedged to a variable rate for a weighted average of 2.4 years.

KRG LISTED NYSE
Q1 2023 INVESTOR UPDATE 10

Q1 2023 INVESTOR UPDATE 11 Further Strengthened Portfolio Has Significant Potential TRADITION VILLAGE CENTER Port St. Lucie, FL MSA

Q1 2023 INVESTOR UPDATE 12 1. Sun Belt states include AL, AR, AZ, CA, CO, FL, GA, KY, LA, MS, NC, NM, NV, OK, SC, TN, TX, UT and VA. 2. LinkedIn Economic Data representing the biggest year-over-year gains in net new arrivals between February 2021 – January 2022 in the following markets: New York City, Miami / Fort Lauderdale, Jacksonville, Orlando, Tampa, San Diego, Austin, Nashville, Dallas / Fort Worth and San Antonio. TOP 5 STATES (ABR) Texas 26% Florida 11% Maryland 7% New York 6% North Carolina 6% Predominantly Sun Belt with Strategic Gateway Components ABR Concentration 67% Sun Belt Markets1 23% Strategic Gateway Markets (DC, Seattle and NYC) 35% Highest Growth Markets2 (since onset of pandemic) Dallas / Fort Worth – 16% Houston – 4% Naples – 2% Miami / Fort Lauderdale – 3% Charlotte – 2% Raleigh / Durham – 3% Orlando / Daytona – 2% Washington, D.C. / Baltimore – 11% New York – 8% Atlanta – 4% Phoenix – 2% Seattle – 4% Tampa – 2% Las Vegas – 5% San Antonio – 2%

Diverse Portfolio of Durable Cash Flow

KITE


SPROUTS

48%
Community Centers
Grocery Component 85%


Publix

12%
Neighborhood Centers
Grocery Component 87%


WARBY PARKER

12%
Mixed-Use Centers
Grocery Component 62%


SEPHORA

19%
Power Centers
Grocery Component 66%


lululemon

7%
Lifestyle Centers
Grocery Component 55%

- Expanding offerings to retailers through a more diverse property mix
- Tenants are becoming increasingly agnostic to center formats and more focused on the quality of the real estate
  - Three examples are Adidas, Kendra Scott and Sephora opening in power centers
- Majority of ABR generated by community and neighborhood centers
- Average asset size is 158k square feet
- Strong 3-mile demographics:

  Average Population: 103K   Average Household Income: $117K

Note: 3-mile demographic statistics are weighted by 1Q 2023 ABR and sourced from PopStats. Remaining 2% of KRG's portfolio is unanchored or single-tenant assets.

KRG LISTED NYSE

Q1 2023 INVESTOR UPDATE 13

Q1 2023 INVESTOR UPDATE 14 • KRG is focused on achieving the highest risk-adjusted return on capital • KRG has demonstrated a well-balanced portfolio can produce similar returns on capital and allows us to capitalize on increased tenant demand for diverse open-air formats 2022 – Q1 2023 COMPARABLE NEW LEASES COUNT NEW ABR PSF CASH SPREAD RETURN ON CAPITAL Community / Neighborhood / Power Centers 80 $23.17 25.2% 34.9% Lifestyle / Mixed-Use Centers 32 $40.08 67.0% 39.3% TOTAL COMPARABLE NEW LEASES 112 $27.37 37.8% 36.3% 2022 – Q1 2023 COMPARABLE NON-OPTION RENEWALS COUNT NEW ABR PSF CASH SPREAD RETURN ON CAPITAL Community / Neighborhood / Power Centers 266 $24.37 10.9% 1,008.1% Lifestyle / Mixed-Use Centers 35 $33.89 13.2% 706.6% TOTAL COMPARABLE NON-OPTION RENEWALS 301 $25.94 11.4% 920.6% Well-Balanced Portfolio Delivered Strong Results

Anchor Inventory Update

- **Strong risk-adjusted returns provide opportunity for outsized organic NOI growth**
- **Additional value creation at properties due to new, stronger tenants**

	ANCHORS EXECUTED (YE 2020 - 1Q'23)	ANCHOR INVENTORY OPPORTUNITY[1]
Count	**58**	**20**
Square feet	**1,400,000**	**497,000**
Capital / SF	**$72**	**$100**
Total capital ($, M)	**$101**	**$50**
Previous tenants ABR	**$13.52[3]**	**$12.00**
Estimated New ABR[2]	**$16.01[3]**	**$14.47**
Cash lease spread	**18%[3]**	**21%[4]**
Return on capital	**20%**	**14%[5]**
New NOI incl. NNN ($, M)	**$28M**	**$10M[6]**
FFO / Share	**$0.13**	**$0.04**

1. Estimate of potential outcomes of remaining anchor vacancies.
2. New ABR is actual for executed and average in-place ABR for anchor tenants in the KRG portfolio as of 1Q'23.
3. Includes only comparable leases (29 of 58).
4. Represents the percentage increase of the Company's average in-place ABR as compared to previous tenants' ABR. These numbers are based on Management's estimates and assumptions, and there can be no assurance that such estimates and assumptions will be accurate or realized.
5. Represents the estimated total potential ABR divided by the cost of executing such leases. These numbers are based on Management's estimates and assumptions and there can be no assurance that such estimates and assumptions will be accurate or realized.
6. Assumes weighted average NNN revenue from previously occupied spaces.

KRG LISTED NYSE

KITE

Solid Returns & Stronger Tenants

NEW OFFERINGS

ALDI; The Fresh Market; Total Wine & More; Dick's Sporting Goods; HomeGoods; popshelf; west elm; HomeSense; Golf Galaxy; adidas; Old Navy; Burlington; PetSmart; Nordstrom rack; five BELoW

FORMER OFFERINGS

Stein Mart; 24 Fitness; Office Depot; Pier 1; Party City; Babies R Us; Bed Bath & Beyond; NYSC

Q1 2023 INVESTOR UPDATE 15

Q1 2023 INVESTOR UPDATE 16 •KRG continues to see strong retailer demand for its well- positioned, open-air centers •Leasing volumes remain strong and have the ability to continue driving rents Solid Leasing Activity Recent Tenants Signed 2022 1Q’23 # of Leases Signed 782 144 Leased SF Signed 4.9M 0.8M Blended Cash Spread 12.6% 13.0% Non-Option Renewal Spread 10.9% 14.9% Strong Momentum Continues TRADITIONAL MALL TENANTS

Q1 2023 INVESTOR UPDATE 17 1. Number of stores represents stores at consolidated and unconsolidated properties. 2. Percent of weighted ABR includes ground lease rent and represents the Company’s share of the ABR at consolidated and unconsolidated properties. TOP 15 TENANTS BY ABR STORE COUNT1 % OF WTD. ABR2 1 The TJX Companies, Inc. 45 2.5% 2 Best Buy Co., Inc. 16 1.9% 3 Ross Stores, Inc. 32 1.9% 4 PetSmart, Inc. 32 1.8% 5 Gap Inc. 34 1.5% 6 Michaels Stores, Inc. 28 1.4% 7 Dick’s Sporting Goods, Inc. 13 1.4% 8 Bed Bath & Beyond Inc. 22 1.4% 9 Publix Super Markets, Inc. 14 1.2% 10 The Kroger Co. 10 1.0% 11 Lowe’s Companies, Inc. 6 1.0% 12 Total Wine & More 14 1.0% 13 BJ’s Wholesale Club, Inc. 3 0.9% 14 Ulta Beauty, Inc. 25 0.9% 15 Petco Health and Wellness Company, Inc. 20 0.9% TOTAL 314 20.7% % of ABR ESSENTIAL RETAIL 31% Grocery / Drug / Big Box Wine and Spirits 13% Office Supply / Electronics 6% Medical 4% Pet Stores 3% Hardware / Auto 3% Banks 2% RESTAURANTS 18% Quick Service Restaurants 9% Full Service Restaurants 9% OTHER RETAIL / SERVICES 51% Soft Goods 18% Discount Retailers 14% Personal Service 8% Fitness 4% Sporting Goods 3% Theatres / Entertainment 2% Professional Service 2% TOTAL 100% Diverse Tenant Base Strong Mix of Convenience and Experiential

Q1 2023 INVESTOR UPDATE 18 51%49% TOTAL PORTFOLIO COMPOSITION (% of ABR) Grocery / Drug / Big Box Wine & Spirits 23% Discount Retailers 23% Soft Goods 18% Office Supply / Electronics 7% Pet Stores 6% Other 23% Anchor and Shop Tenant Exposure • Diverse and balanced tenant mix provides strong durability in KRG’s cash flow • Anchor revenue stream predominantly composed of grocers and discount retailers • Shop composition includes a strong mix of restaurants, apparel and service tenants Quick Service Restaurants 18% Full Service Restaurants 16% Soft Goods 17% Personal Service 15% Medical 7% Office Supply / Electronics 6% Discount Retailers 5% Other 16% Anchor >10K SF Shop <10K SFAnchor Tenants Shop Tenants

Q1 2023 INVESTOR UPDATE 19 Big Names. Small Spaces. KEY NEW SHOP TENANTS RECENTLY SIGNEDKEY TOP 50 SHOP TENANTS (by ABR) Pairing Typical Small Shop Tenants With Newer Retail Concepts 100% National Brands 830 Stores 30% Of Small Shop ABR 15% Of Portfolio ABR Top 50 Small Shop Tenants (< 10K Square Feet)

Value Creation: Active Developments

KITE®

- Total active developments are right-sized for the size of the company and is expected to provide strong NOI growth prospects
- Active development pipeline poised to deliver additional value creation in the future

($ in M; GLA in '000s)

PROJECT	MSA	OWNERSHIP %	PROJECTED COMPLETION DATE[1]	TOTAL COMMERCIAL GLA	MULTI FAMILY UNITS	TOTAL PROJECT COSTS - AT KRG's SHARE[2]	KRG EQUITY REQUIREMENT[2]	KRG REMAINING SPEND	ESTIMATED STABILIZED NOI TO KRG	ESTIMATED REMAINING NOI TO COME ONLINE[3]
The Landing at Tradition – Phase II	Port St. Lucie	100%	Q3 2023	40	0	$11.2	$11.2	$1.9	$1.1 – $1.2	$0.2 – $0.4
Carillon MOB	Washington, D.C. / Baltimore	100%	Q4 2024	126	0	59.7	59.7	36.0	3.5 – 4.0	1.7 – 2.2
The Corner – IN[4]	Indianapolis	50%	Q4 2024	24	285	31.9	0.0	0.0	1.7 – 1.9	1.7 – 1.9
TOTALS				**190**	**285**	**$102.8**	**$70.9**	**$37.9**	**$6.3 - $7.1**	**$3.6 - $4.5**

1. Projected completion date represents the earlier of one year after completion of the project construction or substantial occupancy of the property.
2. Total project costs and KRG equity requirement represent costs to KRG post-merger and exclude any costs spent to date prior to the merger.
3. Excludes in-place NOI and NOI related to tenants that have signed leases but have not yet commenced paying rent as of 3/31/2023.
4. KRG does not have any equity requirements related to this development. Total project cost are at KRG's share and are net of KRG's share of a $13.5M TIF.

KRG LISTED NYSE

Q1 2023 INVESTOR UPDATE 20

Q1 2023 INVESTOR UPDATE 21 OVERVIEW Total Project Cost at KRG’s Share1 $31.9M KRG Ownership % 50% KRG Equity Requirement $0M Est. Project Cash Yield 6.0% - 7.0% Est. Incremental NOI @ Share $1.7M - $1.9M Expected Stabilization Date Q4 2024 The Corner KEY METRICS • 285 multifamily units and 24k square feet of ground floor retail on a land parcel through a 50/50 joint venture with a third party developer • KRG’s contribution was primarily fulfilled by selling the land to the venture and retaining a 50% interest 1. KRG does not have any equity requirements related to this development. Total project cost are at KRG’s share and are net of KRG’s share of a $13.5M TIF.

Q1 2023 INVESTOR UPDATE 22 Entitled Land – Development and/or Capital Source PROPERTY NAME MSA POTENTIAL COMMERCIAL GLA POTENTIAL MULTIFAMILY UNITS ESTIMATED LAND VALUE ($,M)1 Carillon Washington, D.C. 1,200,000 3,000 One Loudoun Washington, D.C. 1,900,000 1,745 Hamilton Crossing Centre – Phase II Indianapolis 173,000 400 Main Street Promenade Chicago 16,000 Downtown Crown Washington, D.C. 42,000 TOTAL 3,331,000 5,145 $125 - $180 1. Based on external estimates and completed entitlements. An independent third party provided an opinion of value on the following key entitled land parcels: • KRG is taking a fresh look at each piece of entitled land to determine the optimal real estate use and capital allocation decision • KRG, while experienced developers, may or may not pursue all of the development opportunities • At One Loudoun, KRG converted 2.9 million of commercial GLA into 1,745 multifamily units and 1.9 million of commercial GLA

ESG Snapshot

Environmental

Direct Emissions Changes (metric tons, in Ms)

Emissions Scope	2020	2021	% Change
Scope 1	2,766	3,023	9.3%
Scope 2	29,512	27,697	(6.2%)
Total	**32,278**	**30,720**	**(4.8%)**

Key Stats

Energy usage reduction (year-over-year)	5%
Metric tons CO2e eliminated (tons)	1,557
Properties with water efficiency measures	53
Properties with LED lighting	105
Trees planted through Project Green	23,000
EV charging stations	158
Waste diversion rate	31%
Properties with IREM certifications	53

GRESB · GREEN LEASE LEADER GOLD · IREM CERTIFIED SUSTAINABLE PROPERTY · GRI

Social

Key Stats

Invested in small business in the form of tenant allowance and landlord work	$9M+
Meals packaged through Kite Cares initiative	30,000+
Hours dedicated to KRG volunteer time off (VTO)	4,000+
KRG employee donation match program	100%
Community events held throughout the portfolio	200+

KRG Employee Demographics



Under 30, 7%
30 - 50, 50%
Over 50, 43%

Governance

What We Do

- ✓ 92% Independent Trustees
- ✓ Entirely independent committees
- ✓ Lead independent Trustee
- ✓ Majority voting for Trustees
- ✓ Share ownership guidelines
- ✓ Anti-hedging policy
- ✓ Shareholders' power to amend bylaws

What We Don't Do

- × No classified Board
- × No significant related party transactions
- × Opted out of Maryland anti-takeover statutes
- × No poison pill

Board Composition

3 Women
10 Men

31% Gender or Racially Diverse

Two of our Board members do not intend to stand for re-election at the 2024 annual meeting of shareholders, which would increase KRG's Board to be 36% gender or racially diverse

KRG LISTED NYSE

Note: The source of all Company data is publicly available on KRG's website in the 2021 Corporate Responsibility report.

Q1 2023 INVESTOR UPDATE 23

Q1 2023 INVESTOR UPDATE 24 ESG Task Force - Establish Goals - Monitor and measure progress - Hold organization accountable Property Management Development /Construction Employee Experience Accounting Corporate Finance Marketing Legal Risk Management/ Internal Audit/ Insurance IT Leasing ESG Core Responsibilities are Woven Throughout the Organization BOARD OF DIRECTOR / EXECUTIVE OVERSIGHT Property Management - Tenant relationships and satisfaction - Vendor relationships and satisfaction - Identify and execute energy efficient initiatives Development / Construction - Foster vendor relationships and satisfaction - Implement energy efficient initiatives - Explore building certifications for development projects Employee Experience - Kite Cares and charitable outreach - Talent management including engagement, development and health and well-being - Diversity, equity, inclusion and belonging Accounting - SEC reporting (10-K and Proxy) - Emerging financial reporting for ESG disclosures - Data governance and maximizing recovery lease language Corporate Finance - Model energy efficiency initiatives - Message to the investment community - Various reporting frameworks Leasing - Execute green leases - Foster tenant relationships to improve energy efficient initiatives - Obtain consent from tenants for green projects IT - Cybersecurity - Data governance - Data implementation Risk Management/Internal Audit/Insurance - Manage rising insurance costs in key markets - Model property level risks - Analyze control environment Legal - Enhance ESG policy to align with industry standards - Ensure compliance with KRG’s code of ethics and best corporate governance practices - Implement green lease language Marketing - Corporate Responsibility report - Social media outreach and messaging - Community engagement and events

Q1 2023 INVESTOR UPDATE 25 5-YEAR GOALS (To be completed by 12/31/2026) CURRENT STATUS (1Q’23) ENVIRONMENTAL Install LED parking lot lighting at 80% of KRG-owned and managed properties 57% Install smart irrigation controls at 25% of KRG-owned and managed properties 9% Implement a policy to transition landscaping in all future redevelopment projects to drought-tolerant landscape where permitted by code Complete Install electric vehicle charging stations at 20% of KRG-owned and managed properties 9% Achieve IREM certification for 75% of KRG-owned and managed properties 29% + Continue reducing Scope 1 and 2 GHG emissions and commit to the Science Based Targets initiative 4.8% in 2021 SOCIAL Employee annual voluntary turnover at or below 15% 15% in 2022 Employee community volunteer participation of 75% On Target Conduct employee pulse surveys at least bi-annually and full employee engagement surveys biennially to help maintain an average annual job satisfaction score of 80% or greater On Target + Continue building pipelines to attract bright, ambitious, and diverse talent to the real estate industry and KRG through partnerships with the ICSC Foundation inaugural scholarship, in memory of Savannah Lee, and Providence Cristo Rey to foster mentorship for high school students On Target GOVERNANCE 30% diverse representation on the Board of Trustees and at least one female-chaired committee Currently 31% Annual Respectful Workplace and culture training to all employees On Target 75% or greater attendance by members of the Board of Directors at all Board and Committee meetings 98% in 2022 Updated 5-Year ESG Goals (Established in 2021) KRG recognizes the importance ESG initiatives play in our ability to generate long-term, sustainable returns, and setting goals signals our long-term ESG commitment Represents an update to an existing 5-year goal Represents a new 5-year goal+

Thriving Open-Air Real Estate DENTON CROSSING Dallas / Ft. Worth, TX MSA Q1 2023 INVESTOR UPDATE 26

Q1 2023 INVESTOR UPDATE 27 STORE COUNT1 Over the last two years, store fulfilled delivery sales have nearly tripled, reaching $1B each month 15 Looking to open 500 to 600 net new stores over the next 5 years 9 100% of sales occur in physical stores 9 Grew store base 12.6% from end of Q4’21 29 In-store pick-up and delivery available to all customers in all stores 7 Source: Each respective company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. 1. Store count includes stores owned by KRG and non-owned structures that are a part of the center. “The biggest central competitive advantage of brick-and-mortar retail is your physical stores and your employees that work in those stores.” – Marvin Ellison Lowe’s Chairman, President and CEO STORE COUNT1 Approximately 95% of digital orders are fulfilled with physical stores 37 17 consecutive quarters of comp sales growth 20 Physical stores represented over 90% of total sales in 2022 13 Physical store sales represented 90% of net sales 4 88% of stores have "Drive Up & Go" capabilities 7 Retailers Depend on Brick & Mortar Footprint

Q1 2023 INVESTOR UPDATE 28 • Open-air assets are thriving due to their convenient and affordable nature for retailers and consumers • Conveniently located and easily accessible parking lots that satisfy BOPIS / curbside pick-up methods • Significantly lower operating costs equal much lower total costs to retailers – Operating costs at other retail property types can range from $20 - $70 psf – KRG’s open-air operating costs can range from $5 - $10 psf • Retailers typically reimburse real estate owners their share of operating costs – Lower operating costs equate to retailer savings Open-Air Centers: Convenient and Less Costly • 14 relocations to open-air centers • All 14 locations tenants experienced lower costs • 13 of 14 generated increased sales CONFIDENTIAL RETAILER CASE STUDY Clear Benefits • One relocation to KRG’s portfolio o 30% lower gross rent charges o Expected sales increased to $1.27M from $977k in other location All relocations occurred pre-COVID Shifting Tenants To Open-Air:

Q1 2023 INVESTOR UPDATE 29 Convenient Shopping Destinations and Last-Mile Fulfillment SHOP IN STORE Shop and purchase in the physical store SCHEDULED DELIVERY Order online and select a delivery time slot SHIP FROM STORE Product shipped from the store CURBSIDE PICKUP Drive up and have order brought to your car IN-STORE PICKUP Order online and pick up in store ON SITE OPEN-AIR CENTER TRANSACTIONS REDUCE FRICTION POINTS AT HOME

Q1 2023 INVESTOR UPDATE 30 Disclaimer Forward-Looking Statements This Investor Update, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: • national and local economic, business, banking, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including a potential economic slowdown or recession, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending); • the risk that our actual NOI from leases that have signed but not yet opened, from the development pipeline and from leasing up vacancies cause by the pandemic will not be consistent with expected NOI from those sources; • financing risks, including the availability of, and costs associated with, sources of liquidity; • the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; • the level and volatility of interest rates; • the financial stability of tenants; • the competitive environment in which the Company operates, including potential oversupplies of and reduction in demand for rental space; acquisition, disposition, development and joint venture risks; • property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; • the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; • potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; • business continuity disruptions and a deterioration in our tenant’s ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed to operate efficiently, causing costs to rise sharply and inventory to fall; • risks related to our current geographical concentration of the Company’s properties in Texas, Florida, Maryland, New York, and North Carolina; • civil unrest, acts of violence, terrorism or war, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; • changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; • possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics; our ability to satisfy environmental, social or governance standards set by various constituencies; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; • other factors affecting the real estate industry generally; and • other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in the Company’s quarterly reports on Form 10-Q. • The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. This Investor Update also includes certain forward-looking non-GAAP information. For certain definitions and reconciliation see pages 31 to 35.

Q1 2023 INVESTOR UPDATE 31 NET OPERATING INCOME AND SAME PROPERTY NET OPERATING INCOME The Company uses property net operating income (“NOI”) and cash NOI, which are non-GAAP financial measures, to evaluate the performance of our properties. The Company defines NOI and cash NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI and cash NOI exclude amortization of capitalized tenant improvement costs and leasing commissions and certain corporate level expenses, including merger and acquisition costs. Cash NOI also excludes other property-related revenue as that activity is recurring but unpredictable in its occurrence, straight-line rent adjustments, and amortization of in-place lease liabilities, net. The Company believes that NOI and cash NOI are helpful to investors as measures of our operating performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any. The Company also uses same property NOI (“Same Property NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, and (v) significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods. NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs. When evaluating the properties that are included in the same property pool, we have established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and we (a) begin recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the three months ended March 31, 2023, the same property pool excludes the following: (i) properties acquired or placed in service during 2022 and 2023, (ii) the multifamily rental units and commercial portion at One Loudoun Downtown – Pads G & H, (iii) Shoppes at Quarterfield and Circle East, which were reclassified from active redevelopment into our operating portfolio in June 2022 and September 2022, respectively, (iv) three active development and redevelopment projects, (v) Edwards Multiplex – Ontario, which was reclassified from our operating portfolio into redevelopment in March 2023, (vi) properties sold or classified as held for sale during 2022 and 2023, and (vii) office properties Non GAAP Financial Measures

Q1 2023 INVESTOR UPDATE 32 EBITDA The Company defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income tax expense of the taxable REIT subsidiary, and depreciation and amortization. For informational purposes, the Company also provides Adjusted EBITDA, which it defines as EBITDA less (i) EBITDA from unconsolidated entities, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity. Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results. FUNDS FROM OPERATIONS Funds From Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. A reconciliation of net income (calculated in accordance with GAAP) to FFO is included elsewhere in this Financial Supplement. From time to time, the Company may report or provide guidance with respect to “FFO, as adjusted,” which removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, (i) gains or losses associated with the early extinguishment of debt, (ii) gains or losses associated with litigation involving the Company that is not in the normal course of business, (iii) merger and acquisition costs, (iv) the impact on earnings from employee severance, (v) the excess of redemption value over carrying value of preferred stock redemption, and (vi) in 2022, the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior period collection impact”) due to the recovery from the COVID-19 pandemic, which are not otherwise adjusted in the Company’s calculation of FFO. Non GAAP Financial Measures

Q1 2023 INVESTOR UPDATE 33 Appendix: Reconciliation of Same Property NOI to Net Income

Q1 2023 INVESTOR UPDATE 34 Appendix: Funds from Operations

Q1 2023 INVESTOR UPDATE 35 Appendix: Reconciliation of EBITDA to Net Income